UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2006
NRG ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)
211 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)
(609) 524-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: LONG-TERM INCENTIVE PLAN
EX-10.2: DIRECTOR COMPENSATION PLAN

Item 1.01 Entry into a Material Definitive Agreement
     On April 28, 2006, the stockholders of NRG Energy, Inc., or NRG, approved an amendment to the NRG Energy, Inc. Long-Term Incentive Plan, or the Plan, to increase the number of equity awards issuable under the Plan by 4,000,000 shares, to a total of 8,000,000 shares. The Plan permits the issuance of options, stock appreciation rights, restricted stock, restricted stock units, performance awards and deferred stock units upon such terms and conditions as the Compensation Committee appointed by the Board of Directors determines. Persons eligible as participants under the Plan include directors, officers and employees of NRG Energy, Inc. or its subsidiaries. A copy of the Plan, as amended, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
     On April 28, 2006, the Board of Directors of NRG approved an increase in the compensation of each of the members of the Board of Directors, including the Chairman of the Board, the Chair and members of the Audit Committee and the Chairs of the various standing committees, as set forth in the NRG Energy, Inc. Director Compensation Table filed herewith as Exhibit 10.2 to this Current Report on
Form 8-K and incorporated herein by reference.
Item 9.01 Exhibits

Exhibit Number	Description

10.1	NRG Energy, Inc. Long-Term Incentive Plan, as amended

10.2	NRG Energy, Inc. Director Compensation Table

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG ENERGY, INC.
(Registrant)

	By:	/s/ TIMOTHY W.J. O’BRIEN

Timothy W. J. O’Brien
Vice President and General Counsel

Dated: May 4, 2006

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EXHIBIT INDEX

Exhibit Number	Description

10.1	NRG Energy, Inc. Long-Term Incentive Plan, as amended

10.2	NRG Energy, Inc. Director Compensation Table

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